Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM

To the Board of Directors Chino Commercial Bancorp Chino, California

We have issued our report dated March 24, 2008, accompanying the consolidated financial statements included in the Annual Report of Chino Commercial Bancorp on Form 10-KSB for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Commercial Bancorp on Form S-8 (File No. 333-135592)

/s/ Hutchinson and Bloodgood LLP
Glendale, CA
March 28, 2008